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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-47319, 33-61722, 333-22305, 333-37903, 333-49080
and 333-104938) and Form S-3 (No. 33-78776 and 333-42296) of UGI Corporation of our report dated November 17, 2003 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 23, 2003